Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kim Fai Solar Energy Technology Co., Ltd

We have audited the accompanying balance sheets of Kim Fai Solar Energy Technology Co., Ltd. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the   financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with the U.S. generally accepted accounting principles.

/s/ Goldman Kurland and Mohidin, LLP
Goldman Kurland and Mohidin, LLP

Encino, California
December 30, 2010

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS	2009	2008

CURRENT ASSETS
Cash & equivalents	$1,821,316	$26,211
Accounts receivable, net	1,056,380	85,412
Other receivables	7,580	9,451
VAT receivable	29,063	113,731
Inventory	1,187,786	734,566
Deferred tax asset	-	204,494

Total current assets	4,102,125	1,173,865

PROPERTY AND EQUIPMENT, net	157,774	183,855

TOTAL ASSETS	$4,259,899	$1,357,720

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,226,166	$859,442
Accrued liabilities and other payables	37,589	29,711
Due to shareholders	-	1,049,805
Taxes payable	131,138	1,244
Dividends payable	1,318,063	-

Total current liabilities	3,712,956	1,940,202

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Paid in capital	354,787	61,897
Statutory reserve	176,047	29,506
Accumulated other comprehensive income	23,075	23,265
Accumulated deficit	(6,966)	(697,150)

Total stockholders' equity (deficit)	546,943	(582,482)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,259,899	$1,357,720

	-	-

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$12,240,567	$7,785,326

Cost of goods sold	9,005,208	8,375,514

Gross profit (loss)	3,235,359	(590,188)

Operating expenses
Selling	109,501	86,392
General and administrative	398,171	349,562

Total operating expenses	507,672	435,954

Income (loss) from operations	2,727,687	(1,026,142)

Non-operating income (expenses)
Interest income	2,581	1,732
Interest expense	(65,876)	(93,591)

Total non-operating expenses	(63,295)	(91,859)

Income (loss) before income tax	2,664,392	(1,118,001)

Income tax expense (benefit)	510,145	(201,240)

Net income (Loss)	2,154,247	(916,761)

Other comprehensive item
Foreign currency translation gain (loss)	(190)	7,193

Comprehensive Income (loss)	$2,154,057	$(909,568)

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,154,247	$(916,761)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	26,243	27,855
(Increase) decrease in current assets:
Accounts receivable	(970,490)	364,394
Other receivables	1,880	-
Inventory	(452,346)	(41,320)
Increase (decrease) in current liabilities:
Accounts payable	1,365,359	(222,912)
Accrued liabilities and other payables	7,847	3,257
Taxes payable	419,181	(276,547)

Net cash provided by (used in) operating activities	2,551,921	(1,062,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to (repayment to) shareholders	(1,050,359)	957,510
Capital contribution	292,783	-

Net cash provided by (used in) financing activities	(757,576)	957,510

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	760	6,659

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	1,795,105	(97,865)

CASH & EQUIVALENTS, BEGINNING OF YEAR	26,211	124,076

CASH & EQUIVALENTS, END OF YEAR	$1,821,316	$26,211

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$-	$-
Cash paid for income tax	$305,543	$-

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2009 AND 2008

	Paid in capital	Statutory reserves	Other comprehensive income	Accumulated deficit	Total

Balance at January 1, 2008	$61,897	$29,506	$16,072	$219,611	$327,086

Net loss for the year	-	-	-	(916,761)	(916,761)

Transfer to statutory reserves	-	-	-	-	-

Foreign currency translation gain	-	-	7,193	-	7,193

Balance at December 31, 2008	61,897	29,506	23,265	(697,150)	(582,482)

Net income for the year	-	-	-	2,154,247	2,154,247

Capital contribution	292,890	-	-	-	292,890

Transfer to statutory reserves	-	146,541	-	(146,541)	-

Dividend declared				(1,317,522)	(1,317,522)

Foreign currency translation loss	-	-	(190)	-	(190)

Balance at December 31, 2009	$354,787	$176,047	$23,075	$(6,966)	$546,943

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY CO., LTD
NOTES TO FINANICAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DISCRIPTION OF BUSINESS

Shenzhen Kim Fai Solar Energy Technology Co., Ltd. (the “Company” or “Kim Fai”) was incorporated in Guangdong Province, People’s Republic of China (“PRC”) in 2005. Kim Fai develops and manufactures consumer, commercial and residential solar energy products and battery systems including remote battery products for hand held communication and computing devices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with United States (“US”) generally accepted accounting principles (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in US Dollars (“USD” or “$”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had no allowance at December 31, 2009 and 2008, respectively.

Inventory

Inventory is valued at lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventory with the net realizable value and an allowance is made to write down inventory to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of 3-10 years.

Income Taxes

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes. As a result of the implementation of FASB ASC Topic 740, the Company made a comprehensive review of its tax positions in accordance with recognition standards established by FASB ASC Topic 740. As a result of the implementation of Interpretation FASB ASC Topic 740, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2009 and 2008, the Company did not take any uncertain positions that necessitated recording of tax related liability.

Revenue Recognition

The Company's revenue recognition policies are in compliance with FASB ASC Topic 605.  Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Research and Development

Research and development costs arise from the Company’s development and testing of new technologies used in the manufacture of its products. For 2009 and 2008, research and development was $43,039 and $24,046, respectively. Research and development was included in general and administrative expenses.

Concentration of Credit Risk

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Loss per Share

The Company is a limited company (“LLC”) formed under the laws of the PRC. Like LLCs in the US, LLCs in the PRC do not issue shares to the owners. The owners, however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings (loss) per share data are not presented.

Fair Value of Financial Instruments

FASB ASC Topic 825, “Disclosures about Fair Value of Financial Instruments”, requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Fair Value of Measurements

On January 1, 2008, the Company adopted FASB ASC Topic 820, “Fair Value Measurements”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2009 and 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income

For financial reporting purposes, RMB were translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after either balance sheet dates.

The Company uses FASB ASC Topic 220 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2009 and 2008 included net income and foreign currency translation adjustments.

Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 had no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

As of September 30, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Financial Statements.

In April 2009, the FASB issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning July 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

3. INVENTORY

Inventory at December 31, 2009 and 2008 consisted of raw materials $1,187,786 and $734,566, respectively.
4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2009 and 2008:

	2009	2008
Production equipment	$244,460	$244,231
Less: Accumulated depreciation	(86,686)	(60,376)

	$157,774	$183,855

Depreciation for 2009 and 2008 was $26,200 and $27,900, respectively.

5. CONCENTRATION

The Company purchased products from three major vendors during 2009 with each vendor accounting for 17%, 12% and 10% of total purchases, respectively. Accounts payable to these vendors was $831,185 as of December 31, 2009.  The Company had three major vendors during 2008 with each vendor accounting for 38%, 21 and 10% of total purchases, respectively.  Accounts payable to these vendors was $312,265 as of December 31, 2008.

No customer accounted for more than 10% of sales as at December 31, 2009. The Company sold its products to four major customers during 2008 with each customer accounting for 12%, 10%, 10% and 10% of total sales, respectively. Accounts receivable from these customers was $275,979 as of December 31, 2008.

6. VAT RECEIVABLE

VAT receivable represented VAT the Company paid on the purchase of material which could be offset by VAT payable when goods were sold.

7. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2009 and 2008:

	2009	2008
Accrued salaries	$36,852	$29,128
Other	737	583
Total	$37,589	$29,711

8. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008:

	2009	2008
Income tax payable	$129,579	$-
Other	1,559	1,244
Total	$131,138	$1,244

9. DUE TO SHAREHOLDERS

Due to shareholders represented short term advance of $1,049,805 from shareholders at December 31, 2008, which included accrued interest of $95,104, at an interest rate of 20%. The amount was paid in full during 2009.

10. PAID IN CAPITAL

The Company was incorporated on December 2, 2005 with registered capital of $61,897 (RMB500, 000). On October 29, 2009, $292,890 (RMB 2,000,000) was injected into the Company. As a result, at December 31, 2009, the total paid-in capital of the Company was $354,787.

11. DEFFERED TAX ASSET

Deferred tax asset arose from net operating loss for 2008.

12. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special districts, which was subject to tax at a statutory rate of 18% for 2008, and 20% for 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the China statutory rates to the Company’s effective tax rate for 2009 and 2008:

	2009	2008
PRC statutory rates	25.0%	25.0%
Tax rate difference due to tax holiday	(5.0)%	(7.0)%
Effect of tax rate change on deferred tax items	(0.9)%	-%

Effective income tax rate	19.1%	18.0%

The provisions for income taxes for the years ended December 31, 2009 and 2008 consisted of the following:

	2009	2008
Income tax expense – current	$305,543	$-
Income tax expense (benefit) - deferred	204,602	(201,240)
Total income tax expenses	$510,145	$(201,240)

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The Company had $176,047 and $29,506 in this reserve at December 31, 2009 and 2008, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issuance is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company did not participate in this voluntary fund.

14. COMMITMENTS

On January 1, 2006, the Company entered into two five-year, non-cancelable, and renewable operating leases for warehouse and staff dorms with an unrelated third party for monthly rent of approximately $5,700 and $1,200 (RMB 39,116 and RMB 8,160), respectively. These two leases expire on December 31, 2010. The Company is currently negotiating with the landlord for the renewal.

The Company outsourced canteen service to a third party for providing its employees free meals for monthly payment of $9,600 (RMB 65,600), the outsourcing period was from January 1, 2009 to December 31, 2009, with an option to renew. The Company extended the outsourcing period to December 31, 2010. The Company is currently negotiating with the landlord for the renewal.

Future minimum rents and canteen service payments required under above operating leases are $198,000 through December 31, 2010, at which time the leases are expired.

Total rental expense for the years ended December 31, 2009 and 2008 was $106,911 and $110,438, respectively. Total canteen outsourcing expense for the years ended December 31, 2009 and 2008 was $94,179 and $81,421, respectively.

15. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENTS

On November 10, 2010, New Energy Systems Group (“New Energy”)’s subsidiary, Shenzhen Anytone Technology Co. Ltd, executed a share exchange agreement (the “Agreement”) to acquire the equity interest of Kim Fai, from its shareholders.  The price for 100% of the outstanding stock of Kim Fai was $28,137,753, of which $13,000,000 is to be paid in cash and $15,137,753 in common stock of New Energy.  The consideration is payable as follows: (i) $13,000,000 to be paid in cash within one year of the execution of the Agreement, and (ii) $15,137,753 in shares of restricted common stock of New Energy  within 3 days of the completion of the share exchange formalities with the local governmental authorities for aggregate of 1,913,265 shares of restricted common stock. The fair value of the shares issued in the Kim Fai acquisition was determined by multiplying the shares issued in connection with the transaction by the stock price of New Energy at the acquisition date, which was $7.9.

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
BALANCE SHEETS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (AUDITED)

ASSETS	2010	2009

CURRENT ASSETS
Cash & equivalents	$766,465	$1,821,316
Accounts receivable, net	1,507,559	1,056,380
Other receivables	8,357	7,580
VAT receivable	-	29,063
Inventory	293,686	1,187,786

Total current assets	2,576,067	4,102,125

PROPERTY AND EQUIPMENT, net	141,352	157,774

TOTAL ASSETS	$2,717,419	$4,259,899

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,320,155	$2,226,166
Accrued liabilities and other payables	48,402	37,589
Taxes payable	309,306	131,138
Dividends payable	-	1,318,063

Total current liabilities	1,677,863	3,712,956

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	354,787	354,787
Statutory reserve	179,655	176,047
Accumulated other comprehensive income	40,937	23,075
Retained earnings (accumulated deficit)	464,177	(6,966)

Total stockholders' equity	1,039,556	546,943

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,717,419	$4,259,899

	-	-

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009

Net sales	$13,236,410	$9,290,015

Cost of goods sold	9,050,711	6,835,130

Gross profit	4,185,699	2,454,885

Operating expenses
Selling	78,561	69,305
General and administrative	322,653	304,501

Total operating expenses	401,214	373,806

Income from operations	3,784,485	2,081,079

Non-operating income (expenses)
Interest income	7,261	1,223
Interest expense	-	(65,866)

Total non-operating income (expenses)	7,261	(64,643)

Income before income tax	3,791,746	2,016,436

Income tax expense	834,184	380,557

Net income	2,957,562	1,635,879

Other comprehensive item
Foreign currency translation	17,862	265

Comprehensive Income	$2,975,424	$1,636,144

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY COMPANY LIMITED
STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,957,562	$1,635,879
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	19,113	19,679
(Increase) decrease in current assets:
Accounts receivable	(424,448)	(1,066,858)
Other receivables	(623)	1,879
Inventory	902,395	69,866
Increase (decrease) in current liabilities:
Accounts payable	(933,510)	799,166
Accrued liabilities and other payables	9,943	8,748
Taxes payable	202,107	533,033

Net cash provided by operating activities	2,732,539	2,001,392

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to shareholders	-	(1,050,190)
Dividend paid	(3,805,019)	-

Net cash used in financing activities	(3,805,019)	(1,050,190)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	17,629	454

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	(1,054,851)	951,656

CASH & EQUIVALENTS, BEGINNING OF PERIOD	1,821,316	26,211

CASH & EQUIVALENTS, END OF PERIOD	$766,465	$977,867

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$-	$-
Cash paid for income tax	$834,184	$175,989

SHENZHEN KIM FAI SOLAR ENERGY TECHNOLOGY CO., LTD
NOTES TO FINANICAL STATEMENTS
SEPTEMBER 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

1. ORGANIZATION AND DISCRIPTION OF BUSINESS

Shenzhen Kim Fai Solar Energy Technology Co., Ltd. (the “Company” or “Kim Fai”) was incorporated in Guangdong Province, People’s Republic of China (“PRC”) in 2005. Kim Fai develops and manufactures consumer, commercial and residential solar energy products and battery systems including remote battery products for hand held communication and computing devices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with United States (“US”) generally accepted accounting principles (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in US Dollars (“USD” or “$”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had no allowance at September 30, 2010 and December 31, 2009, respectively.

Inventory

Inventory is valued at lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventory with the net realizable value and an allowance is made to write down inventory to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of 3-10 years.

Income Taxes

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes”,  which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes. As a result of the implementation of FASB ASC Topic 740, the Company made a comprehensive review of its tax positions in accordance with recognition standards established by FASB ASC Topic 740. As a result of the implementation of Interpretation FASB ASC Topic 740, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At September 30, 2010 and December 31, 2009, the Company did not take any uncertain positions that necessitated recording of tax related liability.

Revenue Recognition

The Company's revenue recognition policies are in compliance with FASB ASC Topic 605.  Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Research and Development

Research and development costs arise from the Company’s development and testing of new technologies used in its manufacturing. For the nine months ended September 30, 2010 and 2009, research and development was $39,138 and $32,274, respectively. Research and development was included in general and administrative expenses.

Concentration of Credit Risk

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Loss per Share

The Company is a limited company (“LLC”) formed under the laws of the PRC. Like LLCs in the US, LLCs in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, loss per share data are not presented.

Fair Value of Financial Instruments

FASB ASC Topic 825, “Disclosures about Fair Value of Financial Instruments”, requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Fair Value of Measurements

On January 1, 2008, the Company adopted FASB ASC Topic 820, “Fair Value Measurements”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of September 30, 2010 and December 31, 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income

For financial reporting purposes, RMB were translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after either balance sheet dates.

The Company uses FASB ASC Topic 220“Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the nine months ended September 30, 2010 and 2009 included net income and foreign currency translation adjustments.

Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 had no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, the FASB issued ASU No. 2009-13 on ASC Topic 605, “Revenue Recognition– Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which require an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. Since the Company does not have multiple element arrangements, therefore ASU No. 2009-13 is not currently applicable to the Company.

In October 2009, the FASB issued ASU No. 2009-14 on ASC Topic 985, Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company does not have revenue arrangements including software element, therefore, AUS 2009-14 is not applicable to the Company.

In April 2010 the FASB issued ASU No. 2010-13, “Compensation – Stock Compensation” (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This ASU provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this ASU should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard is not currently applicable to the Company.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures” (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  This standard is not currently applicable to the Company.

In January 2010, the FASB issued ASU No. 2010-05, “Compensation – Stock Compensation” (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, the FASB issued ASU N0. 2010-01, “Equity” (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505, “Equity” and ASC Topic 260, “Earnings Per Share”. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

3. INVENTORY

Inventory at September 30, 2010 and December 31, 2009 consisted of raw materials $293,686 and $1,187,786, respectively.
4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2010 and December 31, 2009:

	2010	2009
Production equipment	$249,096	$244,460

Less: Accumulated depreciation	(107,744)	(86,686)
	$141,352	$157,774

Depreciation for the nine months ended September 30, 2010 and 2009 was $19,100 and $19,700, respectively.

5. CONCENTRATION

The Company had one major vendor in the nine months ended September 30, 2010 with purchase accounting for 14% of total purchases.    The Company had two major vendors in the nine months ended September 30, 2009 with each vendor accounting for 15% and 10% of total purchases, respectively.  Accounts payable to these vendors was $276,714 and $603,278 as of September 30, 2010 and December 31, 2009, respectively.

No customer accounted for more than 10% of sales in the nine months ended September 30, 2010 and 2009.

6. VAT RECEIVABLE

VAT receivable represented VAT the Company paid on the purchase of material which could be offset by VAT payable when goods were sold.

7. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at September 30, 2010 and December 31, 2009:

	2010	2009
Accrued salaries	$47,453	$36,852
Other	949	737
Total	$48,402	$37,589

8. TAXES PAYABLE

Taxes payable consisted of the following at September 30, 2010 and December 31, 2009:

	2010	2009
Income tax payable	$230,864	$129,579
VAT payable	73,583	-
Other	4,859	1,559
Total	$309,306	$131,138

9. PAID IN CAPITAL

The Company was incorporated on December 2, 2005 with registered capital of $61,897 (RMB500, 000). On October 29, 2009, $292,890 (RMB 2,000,000) was injected into the Company. As a result, at September 30, 2010, the total paid-in capital of the Company was $354,787.

10. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special districts, which was subject to tax at a statutory rate of 18% for 2008, 20% for 2009, and 22% for 2010 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the China statutory rates to the Company’s effective tax rate for the nine months ended September 30, 2010 and 2009, respectively:

	2010	2009
PRC statutory rates	25.0%	25.0%
Tax rate difference due to tax holiday	(3.0)%	(5.0)%
Effect of tax rate change on deferred tax items	-%	(1.1)%

Effective income tax rate	22.0%	18.9%

The provisions for income taxes for the nine months ended September 30, 2010 and 2009 consisted of the following:

	2010	2009
Income tax expense – current	$834,184	$175,988
Income tax expense (benefit) - deferred	-	204,569
Total income tax expenses	$834,184	$380,557

11. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The Company had $179,655 and   $176,047 in this reserve at September 30, 2010 and December 31, 2009, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issuance is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company did not participate in this voluntary fund.

12. COMMITMENTS

On January 1, 2006, the Company entered into two five-year, non-cancelable, and renewable operating leases for warehouse and staff dorms with an unrelated third party for monthly rent of approximately $5,700 and $1,500 (RMB 39,116 and RMB 10,200), respectively. The leases expire on December 31, 2010. The Company is currently negotiating with the landlord for the renewal.

On April 20, 2010, the Company entered into a ten months lease for an office in Shenzhen with an unrelated third party for a monthly rent of $440 (RMB 3,000). The lease will expire on February 28, 2011.

The Company outsourced canteen service to a third party for providing its employees free meals for monthly payments of approximately $9,600 (RMB 65,600), the outsourcing period was from January 1, 2009 to December 31, 2009, with an option to renew. The Company extended the outsourcing period to December 31, 2010.  The Company is currently negotiating with the landlord for the renewal.

Total rental expense for the nine months ended September 30, 2010 and 2009 was $70,083 and $84,467, respectively. Total canteen outsourcing expense for the nine months ended September 30, 2010 and 2009 was $81,958 and $69,998, respectively.

Future minimum rentals and canteen service payments required under the above operating leases is $75,000 as of September 30, 2010.

13. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

14. SUBSEQUENT EVENTS

On November 10, 2010, New Energy Systems Group (“New Energy”)’s subsidiary, Shenzhen Anytone Technology Co. Ltd, executed a share exchange agreement (the “Agreement”) to acquire the equity interest of Kim Fai from its shareholders.  The price for 100% of the outstanding stock of Kim Fai was $28,137,753, of which $13,000,000 is to be paid in cash and $15,137,753in common stock of New Energy.  The consideration is payable as follows: (i) $13,000,000 to be paid in cash within one year of the execution of the Agreement, and (ii) $15,137,753to be paid in shares of restricted common stock of New Energy within 3 days of the completion of the share exchange formalities with the local governmental authorities for 1,913,265 shares of restricted common stock. The fair value of the shares issued in the Kim Fai acquisition was determined by multiplying the shares issued in connection with the transaction by the stock price of New Energy at the acquisition date, which was $7.9.